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                              MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT, dated as of August 25, 2000, between GenTek Inc., a Delaware corporation ("GenTek"), and Prestolite Wire Corporation, a Delaware corporation ("PWC").

Recitals

         A. On the date hereof, GenTek is acquiring from PWC, pursuant to an Asset Purchase Agreement, dated as of July 5, 2000, between GenTek and PWC, the assets and businesses of PWC conducted through its division known as "Prestolite Digital Communications Group" (the "Telecom Acquisition").

         B. In connection with the Telecom Acquisition, GenTek is employing certain members of senior management and other personnel of PWC (the "Transferred Personnel").

         C. The Transferred Personnel have provided services and functions for the businesses and operations of PWC that are not being acquired by GenTek in the Telecom Acquisition and are being retained by PWC (the "Retained Businesses").

         D. Because of its loss of the Transferred Personnel, PWC desires to have GenTek, as an independent contractor of PWC, provide and furnish certain functions and services to the Retained Businesses, and GenTek is willing to perform such functions and services for the account of PWC, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged by this Agreement, PWC and GenTek hereby agree as follows:

         Section 1 Definitions. The following terms, as used in this Agreement, have the following meanings:

         "Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, such Person and (ii) a spouse or lineal descendant, sibling, heir, executor, administrator, testamentary trustee, lifetime trustee, legatee or beneficiary of such Person, and any trust, the beneficiary of which are such Persons or the other Persons named in clause (i) or this clause (ii). Control of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election







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of directors of such Person (or other persons or body performing similar functions). For purposes of this Agreement, neither GenTek nor PWC shall constitute an Affiliate of each other.

         "Change-of-Control" means, with respect to GenTek or PWC, the date on which Paul M. Montrone and his Affiliates no longer possess more than 50% of the combined voting power of GenTek or PWC, as the case may be.

         "Confidential Information" has the meaning given in Section 5.2(c).

         "Effective Date" means the date hereof.

         "Force Majeure" has the meaning given in Section 3.3.

         "GenTek" has the meaning given in the Introduction.

         "Indemnification Notice" has the meaning given in Section 6.3(a).

         "Indemnified Party" has the meaning given in Section 6.3(a).

         "Indemnifying Party" has the meaning given in Section 6.3(a).

         "Loss" has the meaning given in Section 6.2.

         "Management Services" has the meaning given in Section 2.2(b).

         "Person" means an individual, corporation, partnership, limited liability company, trust or other entity, including a nation, a governmental or political subdivision or an agency or instrumentality thereof.

         "Privilege" or "Privileges" has the meaning given in Section 5.5(a).

         "Privileged Information" has the meaning given in Section 5.5(a).

         "PWC" has the meaning given in the Introduction.

         "PWC Board" means the Board of Directors of PWC.

         "PWC Executive Officer" means the Chief Executive Officer, President or any Vice President of PWC, or any employee of PWC designated in writing by any of the foregoing as a "PWC Executive Officer" for purposes of this Agreement.

         "PWC Foreign Subsidiary" means any direct or indirect Subsidiary of PWC that is organized under the laws of a jurisdiction outside the United States of America.

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         "Representative" of any Person means any director, officer, employee, agent, counsel, auditor, consultant, advisor or other representative of such Person.

         "Retained Businesses" has the meaning given in Recital C.

         "Subsidiary" of any Person means any corporation, limited liability company, partnership or other entity of which the stock or membership, general or limited partnership or other ownership interests having ordinary power to elect a majority of the board of directors (or other persons or bodies performing similar functions) are directly or indirectly owned by such Person.

         "Telecom Acquisition" has the meaning given in Recital A.

         "Transferred Personnel" has the meaning given in Recital B.

         Section 2 Engagement of GenTek; Management Functions.

         2.1 Engagement. PWC hereby engages GenTek as PWC's independent contractor to provide and furnish the Management Services to the Retained Businesses for the term provided in Section 3.1. GenTek accepts such engagement and agrees to provide and furnish the Management Services to the Retained Businesses during such term in accordance with the terms and conditions of this Agreement. The performance of all activities by GenTek under this Agreement will be as an independent contractor of PWC.

         2.2 Performance of Management Services. (a) GenTek shall provide and furnish the Management Services in a manner generally consistent with the manner in which GenTek provides and furnishes such services and functions for its own businesses and operations and subject to the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, GenTek shall provide and furnish the Management Services under the direction of and in accordance with the instructions of PWC, including by using its reasonable best efforts to take or omit to take such actions with respect to the Retained Businesses as may be requested by any PWC Executive Officer or the PWC Board from time to time. From time to time, upon 90-days prior written notice (or such shorter period as may be acceptable to GenTek), PWC may direct GenTek to discontinue, or to reduce the extent of, any particular Management Service provided or furnished by GenTek under this Agreement.

         (b) "Management Services" means any of the following functions and services, but only as and to the extent PWC requests the provision and furnishing of such functions and services by GenTek: pricing of products and services; repairs, upkeep and maintenance of the plants, manufacturing facilities, equipment, machinery and other assets owned or leased the Retained Businesses; introduction and withdrawal of products and services; compliance with applicable laws and regulations; negotiation of labor contracts and labor disputes; administration and management of employee benefit programs; resolution of claims; receipt and disbursement of funds; maintenance of bank

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accounts; sourcing and purchasing of raw materials; marketing, promotion and publicity; and all other functions and services agreed upon by PWC and GenTek from time to time.

         (c) Neither GenTek nor any of its Representatives may commit, or undertake to commit, any PWC Foreign Subsidiary to any agreement or contract or enter into agreement or contract for or on behalf of any PWC Foreign Subsidiary.

         (d) Without limiting Section 2.1 or this Section 2.2, GenTek and PWC shall discuss with each other and cooperate in the procurement of equipment, materials and services for the Retained Businesses and GenTek's businesses with similar requirements. GenTek and PWC will use their reasonable best efforts to make available to each other any discounts available to it with respect to any such procurement or any capital expenditure project.

         (e) GenTek shall exercise reasonable care in carrying out its obligations under this Agreement. GenTek shall use its best efforts to provide and furnish the Management Services in a manner that would allow PWC and its Subsidiaries to comply with (i) their certificate of incorporation, by-laws, articles of association or other constitutive or organizational documents, (ii) all applicable laws and regulations, and (iii) all of their obligations and covenants under or pursuant to any agreement, contract, note, debenture, or other commitment or understanding known to GenTek.

         (f) GenTek shall designate two employees satisfactory to PWC to manage the relationship between GenTek and PWC established pursuant to this Agreement and have overall responsibility for the provision of services by GenTek under this Agreement. Such GenTek employees shall, in addition to the foregoing responsibilities, meet from time to time with PWC Executive Officers to discuss and deliver such information, and provide such written or oral reports to PWC Executive Officers and the PWC Board, regarding the affairs and operations of the Retained Businesses as may from time to time be requested by PWC.

         2.3 No Liability of GenTek. GenTek will not, by reason of this Agreement or its performance of services pursuant to this Agreement, be or become responsible for any debts, liabilities or obligations (whether accrued, absolute, contingent or otherwise) of PWC or any of its Subsidiaries or the Retained Businesses, whether incurred before or after the date hereof. In addition, and without limiting the generality of the foregoing, GenTek is not required to advance its own funds to pay or otherwise perform or satisfy any debt, liability or obligation of PWC or any of its Subsidiaries or of the Retained Businesses.

         2.4 Status of Personnel; Outsourcing. (a) Employees of GenTek engaged in performing services under this Agreement will at all times during the term of this Agreement be and remain employees of GenTek. GenTek will have full discretion to hire, terminate, promote and supervise its employees who are engaged in providing services to the Retained Businesses pursuant to this Agreement, will be responsible for and pay all salaries, wages, payroll taxes, employment-related taxes and withholding tax,

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benefits and other expenses of such personnel, and shall be responsible for all employee benefit, workers' compensation and other claims made by such personnel.

         (b) All personnel of the Retained Businesses will at all times be employees of PWC or its Subsidiaries. PWC shall be responsible for and pay all salaries, wages, payroll taxes, employment-related taxes, benefits and other expenses of such personnel and shall be responsible for employee benefits of, and workers' compensation and other claims made by, such personnel.

         (c) In the event GenTek outsources the provision of or furnishing of any particular Management Service for itself, or otherwise engage any third party to provide or furnish any particular Management Service for itself, GenTek may arrange for such third party to provide or furnish such Management Service to the Retained Businesses to the extent such third party provides or furnishes such Management Service to GenTek. No such outsourcing or engagement may discontinue or otherwise limit the obligations of GenTek to provide Management Services under this Agreement.

         2.5 Access and Information. (a) GenTek shall (i) furnish PWC and its Representatives with all the financial and operating data and other information with respect to the Retained Businesses and the services provided pursuant to this Agreement which GenTek and its Affiliates have in their possession, including the information required by Section 2.5(b) and (ii) cooperate with and instruct its Representatives to cooperate with PWC and its Representatives in their review of the affairs and operations of the Retained Businesses, including as contemplated by Section 2.2(f).

         (b) GenTek shall keep separate and complete books, records and accounts of the Retained Businesses (collectively, "Records"), which Records shall properly reflect all matters related to this Agreement and the affairs and operations of the Retained Businesses. GenTek shall at all times make the Records available to PWC and its Representatives. Except for Records relating to the provisions of Management Services pursuant to this Agreement, (i) the Records will be the property of PWC and its Subsidiaries, and (ii) GenTek shall turn over all Records to PWC within five business days (x) after the termination or the expiration of the term of this Agreement, or (y) upon the request therefor by a PWC Executive Officer or the PWC Board.

         2.6 Bank Accounts. (a) At the request of PWC, GenTek shall from time to time establish appropriate bank accounts for the deposit of the revenues of the Retained Businesses and from which withdrawals may be made by PWC or GenTek on behalf of the Retained Businesses in accordance with any policies established by PWC (in consultation with GenTek).

         (b) PWC will have the authority to make at any time such withdrawals from any bank account established pursuant to this Section 2.6 as it deems necessary or appropriate. GenTek will be authorized to make deposits to and withdrawals from any bank accounts to be established pursuant to this Section
2.6 as and to the extent authorized by a PWC Executive Officer or the PWC Board from time to time. PWC shall

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provide GenTek, in accordance with the procedures required by any financial institution where such bank accounts are established, with satisfactory evidence of GenTek's authority with respect to withdrawals from and deposits to any such bank accounts pursuant to this Section 2.6.

         (c) All funds received on behalf of the Retained Businesses by GenTek shall be held in trust for the account of the Retained Business and shall be deposited in the bank accounts of the Retained Businesses in accordance with any policies established by PWC. Other than as specifically authorized pursuant to this Agreement, or as may be authorized from time to time by a PWC Executive Officer or the PWC Board, GenTek shall have no ownership interest in the funds held in the bank accounts of the Retained Businesses or by GenTek in trust for the account of the Retained Businesses.

         Section 3 Term; Termination.

         3.1 Term. This Agreement is effective as of the Effective Date and will continue until the first anniversary of the Effective Date. On such date, this Agreement will be automatically extended for a one-year term and thereafter be automatically re-extended for an additional one-year term on each anniversary of the Effective Date, unless either party provides written notice to the other party, not later than 90 days prior to any such anniversary, that this Agreement will terminate as of such anniversary.

         3.2 Termination. (a) This Agreement may be terminated (i) at any time by mutual written agreement of GenTek and PWC, (ii) in the event of a Change-of-Control of GenTek or PWC, by either party upon written notice to the other, (iii) in the event of a sale or other disposition of the Retained Businesses or a substantial portion of the assets and properties of the Retained Businesses, by either GenTek or PWC upon written notice to the other, (iv) in the event either GenTek or PWC commits a material breach of any provision of this Agreement or defaults in the performance of any of its material obligations hereunder, and such breach or default has not been cured within 30 days of delivery of written notice thereof by the other party, by the non-breaching or non-defaulting party upon written notice to the breaching or defaulting party,
(v) at any time by GenTek upon delivery of no less than 90 days prior written notice to GenTek, (vi) subject to Section 3.3(c), at any time by PWC upon delivery of written notice to GenTek, (vii) in the event GenTek commits gross negligent or wilful misconduct in providing or furnishing Management Services, at any time by PWC upon delivery of written notice to GenTek, (viii) by either party in accordance with Section 3.3, or (ix) by either GenTek or PWC upon written notice to the other upon the insolvency or bankruptcy of the other party or any voluntary or involuntary filing or petition for insolvency or bankruptcy of the other party (and, for any such involuntary filing or petition, the proceedings shall not have been vacated, stayed or dismissed within 60 days).

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         (b) The following provisions of this Agreement shall survive any termination of this Agreement: Sections 5.1, 5.2, 5.5, 5.6, 6.1, 6.2, 6.3, 7.5, 7.6, 7.8 and 7.10.

         (c) In the event of termination of this Agreement pursuant to clause
(vi) of Section 3.3(a), in addition to all amounts due and owing to GenTek under this Agreement for periods up to such termination, PWC shall pay GenTek, in cash, a sum equal to the amounts due and owing to GenTek for its services under this Agreement with respect to the 90-day period immediately preceding such termination.

         3.3 Force Majeure. If, as a result of unforeseeable circumstances, acts (including a delay or failure to act) of any governmental authority (de jure or de facto), war (declared or undeclared), riot, revolution, fires, floods, strikes, labor disputes, sabotage, epidemics or other similar causes beyond the reasonable control of the parties (a "Force Majeure"), any party is unable to perform or is materially delayed in the performance of any of its obligations hereunder, such failure or delay shall not be deemed a breach of this Agreement, but such obligations shall remain in full force and effect and shall be performed or satisfied pursuant to this Agreement, as soon as legally and practically possible after the termination of the Force Majeure; except that in the event such Force Majeure continues for more than 45 days or is of such nature that it is obvious it will continue for at least 45 days, then either party may terminate this Agreement upon 20 days' written notice to the other party.

         Section 4 Fees of GenTek; Reimbursement of Expenses.

         4.1 Reimbursement of Expenses. PWC shall pay and reimburse GenTek for all its costs and expenses reasonably incurred in connection with providing services under this Agreement, including: salaries of, and other compensation to, the employees of GenTek providing services under this Agreement (based on the pro rata portion of such employees' time dedicated for the provision of such services); overhead and general, selling and administrative expenses (on a pro rata basis, based on the ratio of sales of the Retained Businesses to sales of GenTek); travel costs and expenses; and fees and expenses of consultants, advisors, contractors or subcontractors retained by GenTek which provide or furnish services to or functions for the Retained Businesses.

         4.2 Invoicing and Payment. All amounts payable hereunder will be stated and paid in United States Dollars. GenTek shall invoice all amounts owed by PWC to GenTek under Section 4.1 not more frequently than monthly and not less frequently than semi-annually, which invoices shall set forth in reasonable detail the services rendered by GenTek, identifying the personnel rendering such services, the number of hours spent by each person in connection therewith and all out-of-pocket expenses incurred by GenTek. Unless contesting in good faith the amount of any invoice, PWC shall pay all such invoices within 30 days following receipt thereof by wire transfer of immediately available funds to such account at such bank as GenTek may designate in the respective invoice. Any invoice remaining unpaid 30 days after receipt

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thereof shall bear interest in United States Dollars from such date until paid at an annual rate of interest equal to 12%.

         4.3 Taxes. PWC shall bear all taxes, duties and other governmental charges relating to or arising under this Agreement. All payments by PWC under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any taxes. If any such deduction, payment or other withholding is required by applicable law, PWC shall (i) pay the amount so required to be deducted, withheld or paid to the applicable taxing authority on a timely basis, and (ii) pay to GenTek such additional amounts as may be necessary in order that the net amount received and retained by GenTek after and free and clear of any such deduction, withholding or other payment of taxes shall equal the amount GenTek would have received and retained had no such deduction, withholding or other payment of taxes been required. PWC shall indemnify GenTek, promptly after demand, for any taxes asserted or imposed directly against GenTek in connection with payments made to it under the terms of this Agreement.

         Section 5 Certain Covenants and Agreements.

         5.1 Public Announcements. (a) GenTek and PWC shall cooperate and consult with each other before issuing any press release or otherwise making any public statement or announcement regarding this Agreement and the transactions contemplated hereby, and may not issue any such press release or otherwise make any such public statement or announcement without the prior consent of the other party, which may not be unreasonably withheld; except that a party may, without the prior consent of any other party, issue such press release or otherwise make such public statement or announcement as may be required by applicable laws and regulations if it has used all reasonable efforts to consult with such other party and to obtain its consent but has been unable to do so in a timely manner.

         (b) GenTek and PWC agree and acknowledge that GenTek may be required to file this Agreement under the Securities and Exchange Act of 1934, as amended, and to describe this Agreement and the transactions contemplated hereby in its periodic reports and other public filings under U.S. securities laws and other applicable laws, and that GenTek will not require the consent or approval of PWC for such filings and descriptions.

         5.2 Confidentiality. (a) Neither GenTek nor PWC may, and each shall cause its respective Subsidiaries and Representatives not to, use for any purpose or disclose to any Person any Confidential Information, except as required by applicable laws or regulations. In the event GenTek or PWC, or any of their respective Subsidiaries or Representatives, is required to disclose any Confidential Information under any law or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or process to which it is subject), such Person shall, to the extent practicable, promptly notify the

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other party of such requirement so that the other party may seek an appropriate protective order or similar relief.

         (b) Notwithstanding anything in Section 5.2(a) to the contrary, GenTek and its Representatives may use or disclose any Confidential Information in the ordinary course of the Retained Businesses in connection with the provision of Management Services pursuant to this Agreement, including to any existing or potential customers or suppliers of the Retained Businesses.

         (c) "Confidential Information" means, (i) with respect to GenTek, any information concerning GenTek or its Subsidiaries, or the financial condition, business, operations or prospects of GenTek or its Subsidiaries furnished to PWC by or on behalf of GenTek, and (ii) with respect to PWC, any information concerning PWC or its Subsidiaries, including the Retained Businesses, or the financial condition, business, operations or prospects of PWC or its Subsidiaries, including the Retained Businesses, in the possession of or furnished to GenTek by or on behalf of PWC or by any other Person in connection with the performance by GenTek of Management Services pursuant to this Agreement; except that the term "Confidential Information" does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by a party or its Representatives in violation of this Agreement, (y) is or was available to such party on a nonconfidential basis prior to its disclosure to such party or its Representatives by the other party, or (z) was or becomes available to such party on a non-confidential basis from a source other than the other party, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such party's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other party or another Person.

         5.3 Conflicts of Interest. PWC acknowledges and understands that there may be situations in which the interests of GenTek conflict with the interests of PWC or the Retained Businesses. PWC agrees that GenTek may engage in or conduct any business or activity, including the production, sale and distribution of wire, cable and related products, and no such business or activity, in any case or in the aggregate, will be deemed a breach of this Agreement or any duty owed by GenTek to PWC or the Retained Businesses. If GenTek or any of its directors, officers or employees carries out any action in respect of a matter giving rise to a conflict of interest with the Retained Businesses, neither GenTek nor any director, officer or employee shall have any liability to PWC or any Subsidiary in respect of such matter, except in the event of a breach of this Agreement.

         5.4 Witness Services. GenTek shall use its reasonable efforts to make available to PWC, upon reasonable written request, the officers, directors, employees and agents of GenTek for fact finding, consultation or interviews and as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any action in which PWC or any of its Subsidiaries may from time to time be involved with respect to Noma or the Retained Businesses, and (ii) there is no conflict in the action between GenTek or its Subsidiaries, on the one hand, and

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PWC or its Subsidiaries, on the other hand. GenTek will be entitled to reimbursement from PWC, upon the presentation of invoices therefor, for reasonable costs and expenses incurred in connection with providing such witness services (including travel expenses and attorneys' fees and expenses for such witnesses, but not salary expenses). For purposes of this Section 5.4, "action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, tribunal, governmental agency or arbitration tribunal.

         5.5 Privileged Matters. (a) GenTek shall use its reasonable efforts to maintain, preserve, protect and assert all privileges, including all privileges arising under or relating to the attorney-client relationship (including the attorney-client and attorney work product privileges), that relate directly or indirectly to the Retained Businesses ("Privilege" or "Privileges"). GenTek shall use its reasonable efforts not to waive any such Privilege that could be asserted under applicable law without the prior express written consent of GenTek. The rights and obligations created by this Section 5.5 will apply to all information as to which GenTek or any of its Subsidiaries did assert or, but for the access of GenTek to such information resulting from this Agreement, would have been entitled to assert the protection of a Privilege ("Privileged Information"), including any and all information that (i) was generated or received prior to the Effective Date but which is in the possession of GenTek, or (ii) is generated or received after the Effective Date.

         (b) Upon receipt by GenTek of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if GenTek obtains knowledge that any current or former employee of GenTek has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, GenTek shall promptly notify PWC of the existence of the request and shall provide PWC a reasonable opportunity to review the information and to assert any rights it may have under this Section 5.5 or otherwise to prevent the production or disclosure of Privileged Information. GenTek shall not, produce or disclose any information arguably covered by a Privilege under this Section 5.5 unless (i) PWC has provided prior express written consent to such production or disclosure, or (ii) a court of competent jurisdiction has entered an order or finding which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege (it being understood that PWC shall bear the costs and expenses incident to such court proceedings).

         (c) The parties understand and agree that the transfer of any information between GenTek and PWC, and the access of GenTek to information regarding the Retained Businesses, will be made in reliance on the agreements set forth in this Section 5.5, to maintain the confidentiality of the Privileged Information and to assert and maintain all applicable Privileges. The information being transferred, the access to information being granted, the agreement to provide witnesses and individuals pursuant to this Section 5.5 and the transfer of Privileged Information to GenTek by PWC or any

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of its Subsidiaries pursuant to this Agreement will not be deemed a waiver of any Privilege that has been or may be asserted under this Section 5.5 or otherwise.

         5.6 Further Assurances. Each party shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to carry out the intent and purposes of this Agreement.

         Section 6 Liability; Indemnification.

         6.1 Exculpation. Neither GenTek nor any of its Subsidiaries nor any director, officer or employee of any of the foregoing (each, a "GenTek Person") will have any liability to PWC or any Subsidiary of PWC, and PWC releases all GenTek Persons from any and all liability to PWC or any Subsidiary of PWC, in connection with the performance of Management Services pursuant to this Agreement, other than any liabilities arising out of or as a result of the gross negligence or willful misconduct of any GenTek Person.

         6.2 Indemnification. PWC shall indemnify and hold harmless each GenTek Person from, against and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including interest, penalties and reasonable attorney's fees and disbursements), whether or not resulting from third party claims (each of the foregoing being referred to herein individually as a "Loss"), arising out of or as a result of the provision of Management Services pursuant to this Agreement, other than any Losses arising out of or as a result of the gross negligence or willful misconduct of any GenTek Person. GenTek shall indemnify and hold harmless PWC and its Affiliates and the directors, officers and employees or each of the foregoing from, against and with respect to any Losses arising out of or as a result of the gross negligence or willful misconduct of GenTek Persons in the performance of Management Services pursuant to this Agreement.

         6.3 Indemnification Procedure. (a) For the purposes of this Section 6.3, the party seeking indemnification will be known as the "Indemnified Party" and the party from whom indemnification is sought will be known as the "Indemnifying Party". As soon as practicable after receipt by the Indemnified Party of notice of any Loss in respect of which the Indemnifying Party may be liable under this Section 6, the Indemnified Party shall give written notice (the "Indemnification Notice") thereof to the Indemnifying Party. The failure of any Indemnified Party to give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Section 6, except to the extent such failure results in a lack of actual notice to the Indemnifying Party and the Indemnifying Party is materially prejudiced as a result of failure to receive such notice.

         (b) In the case of any claim asserted by a third party (including any governmental or political subdivision or any agency or instrumentality thereof) against any party or its Affiliates which would result in a claim under this
Section 6.3, the

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Indemnified Party shall (i) notify the Indemnifying Party of such claim within
30 days of receipt of such claim (and at least 15 days prior to the expiration of the period during which the defendant in any assert its defense, if such period expires earlier), and (ii) permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel satisfactory to the Indemnified Party and to settle or otherwise dispose of the same; provided that if the Indemnifying Party does so take over and assume the defense, (A) the Indemnified Party may at its discretion at all times participate (at its own expense) in such defense by counsel of its own choice, and (B) the Indemnifying Party shall, at all times and to the extent reasonably possible, keep the Indemnified Party informed of the status of such claim and the proceedings related thereto. The Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its Affiliates a release of all liabilities in respect of such claims. If the Indemnifying Party does not accept the defense of any claim within 30 days of delivery of the Indemnification Notice (or 15 days prior to the expiration of the period during which the defendant may assert its defense, if such period expires earlier), the Indemnified Party shall have the right to defend against such claim by counsel of its own choice and shall be entitled to settle or agree to pay in full such claim or demand; provided that if the Indemnified Party shall, at all times and to the maximum extent possible, keep the Indemnifying Party informed of the status of such claim and the proceedings related thereto.

         Section 7 Miscellaneous.

         7.1 Independent Contractor. GenTek will act as an independent contractor with respect to PWC. Nothing contained in this Agreement will be construed to create a lease, partnership, joint venture, or agency between GenTek and PWC or any of their respective Affiliates.

         7.2 Expenses. Each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements, except as provided in
Section 4 of this Agreement.

         7.3 Amendments, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by GenTek and PWC. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

         7.4 Assignment; No Third Party Beneficiaries. (a) This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to assign or otherwise transfer this Agreement without such consent shall be void and of no effect; except that either party may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this

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Agreement to (i) any of its Subsidiaries, but no such assignment or transfer will relieve the assignor or transferor of any liability under this Agreement, and the assignor or transferor shall be jointly and severally liable for the obligations of its assignee or transferee under this Agreement and (ii) any lender to such party or its Subsidiaries as security for its obligations to such lender.

         (b) This Agreement will be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         7.5 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles or rules thereof.

         7.6 Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any New York Court, and any claim that any such action or proceeding brought in any New York Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of New York Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a New York Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

         (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

         7.7 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement will be in writing and will be deemed validly given upon personal delivery, or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting machine records electronic confirmation of due transmission), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other party:

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         (i)  if to GenTek, at:

              GenTek Inc.
              90 East Halsey Road
              Parsippany, New Jersey  07054
              Telecopy:  973-515-3244
              Attention:  General Counsel

         (ii) if to PWC, at:

              Prestolite Wire Corporation
              Liberty Lane
              Hampton, New Hampshire 03842
              Telecopy: 1-603-929-2703
              Attention: Secretary

         7.8 Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.

         7.9 Specific Performance. Each of the parties hereto acknowledges that there may be no adequate remedy at law for the failure by such party to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that its agreement contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

         7.10 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         7.11 Integration. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede any and all prior agreements or understandings relating to the subject matter hereof.

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         7.12 Section Headings. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                GENTEK INC.

                                By
                                   --------------------------------
                                   Name:  Michael R. Herman
                                   Title: Vice President and General Counsel

                                PRESTOLITE WIRE CORPORATION

                                By
                                   --------------------------------
                                   Name: Gasper Buffa, Jr.
                                   Title: President and Chief Executive Officer

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